Exhibit No. 99

For Immediate Release

Media Contact:	Investor Contact:
Sue Busch, Director of Corporate PR	Jennifer Driscoll, Vice President of Investor Relations
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6110 or jennifer.driscoll@bestbuy.com

Company to Delay By Two Days Its Release of Fourth-Quarter Earnings in Order to Incorporate Recent Resolution of Tax Matters

Best Buy’s Favorable Resolution of Tax Matters to Increase FY’05 Earnings by at Least $50 Million

MINNEAPOLIS, March 29, 2005 — Best Buy Co., Inc. (NYSE: BBY), North America’s leading retailer of consumer electronics, today reported that it plans to delay the reporting of its fourth-quarter earnings until the morning of Friday, April 1, 2005, in order to ensure that the company properly reflects the recent, favorable resolution of tax matters related to its former Musicland subsidiary and other tax matters.

The company reported that its results from discontinued operations for the fiscal fourth quarter, which ended on Feb. 26, 2005, will include a $50 million tax benefit related to Musicland. This benefit, amounting to 15 cents per diluted share, resulted from the favorable, final resolution on March 25, 2005, of outstanding tax matters with the Internal Revenue Service. The tax benefit, which will be included in discontinued operations, was not included in the company’s previous earnings guidance.

Included in the company’s fourth-quarter earnings will be not only the Musicland-related tax benefit, but also the favorable impact of resolving, late in the fourth quarter, other state and federal tax matters, as well as the unfavorable impact of an accounting adjustment made as a result of the company’s review of its leases. Both of the latter two items will be included in earnings from continuing operations.

The company also has rescheduled its earnings conference call for 10 a.m. EST on April 1, 2005. The call is expected to be available on Best Buy’s Web site both live and after the call, at www.BestBuy.com. The public may access the call by clicking on “For Our Investors.”  Both the conference call and the earnings release originally were scheduled for Wednesday, March 30.

Forward-Looking and Cautionary Statements:

This news release contains forward-looking statements that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, product availability, sales volumes, profit margins, weather, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2004, and in our other periodic reports filed from time to time with the SEC. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

About Best Buy Co., Inc.

Best Buy Co., Inc. (NYSE: BBY) is an innovative Fortune 100 growth company that continually strives to create superior customer experiences. Through more than 830 retail stores across the United States and in Canada, our employees connect customers with technology and entertainment products and services that make life easier and more fun. We sell consumer electronics, home-office products, entertainment software, appliances and related services. A Minneapolis-based company, our operations include: Best Buy (BestBuy.com and BestBuyCanada.ca), Future Shop (FutureShop.ca), Geek Squad (GeekSquad.com) and Magnolia Audio Video (Magnoliaav.com). We support our communities through employee volunteerism and grants from The Best Buy Children’s Foundation.

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